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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of SBM Certificate Company for the year ended December 31, 1997, of our report dated February 9, 1998, included in Post Effective Amendment No. 9 to the Registration Statement (Form S-1 No. 33-38066) and related Prospectus ("Registration Statement"), with respect to the financial statement schedules of SBM Certificate Company listed in Item 16(b) of the Registration Statement.

                                                           /s/ Ernst & Young LLP

Louisville, Kentucky
February 23, 1998